Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of ADVENTRX Pharmaceuticals, Inc. (“ADVENTRX”) and SynthRx, Inc. (“SynthRx”), after giving effect to the acquisition of SynthRx and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on ADVENTRX on a pro forma basis.
On April 8, 2011, SRX Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of ADVENTRX (“Merger Sub”), merged with and into SynthRx, Inc. pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2011 (the “Merger Agreement”), by and among ADVENTRX, Merger Sub, SynthRx and, solely with respect to Sections 2 and 8 of the Merger Agreement, an individual who was a principal stockholder of SynthRx, the separate existence of Merger Sub ceased and SynthRx continued as the surviving corporation and a wholly owned subsidiary of ADVENTRX. As of the effective time of the merger, all issued and outstanding securities of SynthRx were automatically converted and exchanged into the right to receive from ADVENTRX the consideration set forth in the Merger Agreement.
The unaudited pro forma condensed combined balance sheet reflects the acquisition of SynthRx as if it had been consummated on December 31, 2010 and includes pro forma adjustments for preliminary valuations by ADVENTRX management of certain tangible and intangible assets as of the acquisition date of April 8, 2011. These adjustments are subject to further revision upon finalization of the transaction, the related intangible asset valuations and fair value determinations.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 combines ADVENTRX’s historical results for the year ended December 31, 2010 with SynthRx’s historical results for the year ended December 31, 2010. The unaudited pro forma statement of operations gives effect to the acquisition as if it had been consummated on January 1, 2010.
The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. They do not purport to represent what ADVENTRX’s consolidated results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project ADVENTRXs’ future consolidated results of operations or financial position.
Pro Forma Adjustments
Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to SynthRx’s tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition and (2) factually supportable and reasonable under the circumstances. There are no events that are expected to have a continuing impact and therefore, no adjustments to the pro forma condensed combined statement of operations were made in that regard.
The pro forma adjustments reflecting the completion of the acquisition are based upon the acquisition method of accounting in accordance with Accounting Standards Codification, or ASC, 805 “Business Combinations” and the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable assets and liabilities acquired, including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable assets and liabilities. The estimated purchase price was calculated based upon the number of shares to be issued when a particular performance milestone is achieved, the probability that such milestone will be achieved, the estimated date of achievement of such milestone and the estimated market price of a share of common stock of ADVENTRX on the estimated date of achievement of such milestone. This calculation is highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
The pro forma adjustments are based upon available information and certain assumptions that ADVENTRX believes are reasonable under the circumstances. A final determination of the fair value of the assets acquired and liabilities assumed may differ materially from the preliminary estimates. This final valuation will be based on the actual fair values of tangible and intangible assets and liabilities assumed of SynthRx that are acquired as of the date of completion of the acquisition. The final valuation may change the purchase price allocation, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the unaudited pro forma condensed combined financial statements.

You should read this information in conjunction with:
•	the accompanying notes to the unaudited pro forma condensed combined financial statements included in this Exhibit 99.3 to this Current Report on Form 8-K/A (Amendment No. 1);
•
the separate historical audited financial statements of SynthRx as of December 31, 2010 and 2009 and for the years then ended and for the period from inception (January 12, 2004) through December 31, 2010 included as Exhibit 99.2 to this Current Report on Form 8-K/A (Amendment No. 1);

•
the separate historical audited consolidated financial statements of ADVENTRX as of December 31, 2010 and 2009 and for the years then ended and for the period from inception (June 12, 1996) through December 31, 2010 included in ADVENTRX’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2011; and

•	ADVENTRX’s Current Report on Form 8-K related to its acquisition of SynthRx filed with the Securities and Exchange Commission on April 11, 2011.

ADVENTRX PHARMACEUTICALS, INC.
(A Development Stage Enterprise)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2010

			Pro Forma		Pro Forma
	ADVENTRX	SynthRx	Adjustments		Combined
Assets

Current assets:
Cash	$27,978,823	$66,803	$—		$28,045,626
Interest and other receivables	1,980	—	—		1,980
Prepaid expenses	428,276	—	—		428,276

Total current assets	28,409,079	66,803	—		28,475,882

Property and equipment, net	44,254	19,257	—		63,511
Goodwill	—	—	545,247	(a)	545,247
Intangible assets, net	—	—	6,340,000	(b)	6,340,000
Other assets	33,484	—	300,481	(c)	333,965

Total assets	$28,486,817	$86,060	$7,185,728		$35,758,605

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$479,780	$24,587	$276,979	(d,e)	$781,346
Accrued liabilities	864,857	7,050	(7,050	)(d)	864,857
Accrued compensation and payroll taxes	456,839	—	—		456,839

Total current liabilities	1,801,476	31,637	269,929		2,103,042

Notes payable	—	275,000	(275,000	)(d)	—
Contingent consideration	—	—	2,549,103	(f)*	2,549,103

Stockholders’ equity (deficit):
Common stock	15,480	1	2,800	(g)	18,281
Additional paid-in capital	182,798,982	1,045,268	3,373,050	(g)	187,217,300
Deficit accumulated during the development stage	(156,129,121)	(1,265,846)	1,265,846	(h)	(156,129,121)

Total stockholders’ equity (deficit)	26,685,341	(220,577)	4,641,696		31,106,460

Total liabilities and stockholders’ equity	$28,486,817	$86,060	$7,185,728		$35,758,605

See accompanying notes to unaudited pro forma condensed combined financial statements.

*
The fair value of the contingent consideration for the Second and Third Milestones (collectively $1,464,204) will be reclassified to equity if stockholder approval for the issuance of the Milestone Shares for the Milestone Payments is obtained on or prior to December 31, 2011.

ADVENTRX PHARMACEUTICALS, INC.
(A Development Stage Enterprise)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2010

			Pro Forma		Pro Forma
	ADVENTRX	SynthRx	Adjustments		Combined

Grant revenue	$488,959	$—	$—		$488,959
Cost of goods sold	—	—	—		—

Gross margin	488,959	—	—		488,959

Operating expenses:
Research and development	3,688,762	137,692	—		3,826,454
Selling, general and administrative	5,320,073	40,890	(275,130	)(i)	5,085,833
Depreciation and amortization	19,821	1,878	—		21,699

Total operating expenses	9,028,656	180,460	(275,130)		8,933,986

Loss from operations	(8,539,697)	(180,460)	275,130		(8,445,027)

Interest income	92,873	182	—		93,055
Interest expense	(1,629)	(4,473)	4,473	(j)	(1,629)
Other expense	(2,469)	—	—		(2,469)

Loss before income taxes	(8,450,922)	(184,751)	279,603		(8,356,070)

Provision for income taxes	—	—	—		—

Net loss	(8,450,922)	(184,751)	279,603		(8,356,070)

Deemed dividends on preferred stock	(5,639,796)	—	—		(5,639,796)

Net loss applicable to common stock	$(14,090,718)	$(184,751)	$279,603		$(13,995,866)

Loss per common share — basic and diluted	$(1.07)				$(0.88)

Weighted average shares outstanding — basic and diluted	13,180,583				15,981,434

See accompanying notes to unaudited pro forma condensed combined financial statements.

ADVENTRX PHARMACEUTICALS, INC.
(A Development Stage Enterprise)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
The acquisition method of accounting under U.S. GAAP requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values at the acquisition date. Fair value is defined under U.S. GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Accordingly, the assets acquired and liabilities assumed were recorded at their respective fair values and added to those of ADVENTRX.
2. Acquisition of SynthRx
On April 8, 2011, SynthRx, a private biotechnology company developing a novel, purified, rheologic and antithrombotic compound, poloxamer 188, now referred to as ANX-188, became a wholly owned subsidiary of ADVENTRX pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2011 (the “Merger Agreement”), by and among ADVENTRX, SRX Acquisition Corporation, a wholly owned subsidiary of ADVENTRX, SynthRx and, solely with respect to Sections 2 and 8 of the Merger Agreement, an individual who was a principal stockholder of SynthRx. The merger is accounted for under the acquisition method of accounting.
As consideration for the merger, all shares of SynthRx common stock outstanding immediately prior to the effective time of the merger were cancelled and automatically converted into the right to receive shares of ADVENTRX’s common stock, in the aggregate, as follows:
(i) 1,000,000 shares (the “Fully Vested Shares”) of ADVENTRX’s common stock at the effective time of the merger; provided, however that, pursuant to the Merger Agreement, 137,922 shares were deducted from the number of Fully Vested Shares issued as a result of certain transaction expenses of SynthRx and 200,000 of the Fully Vested Shares were deposited into escrow (the “Closing Escrow Amount”) to indemnify ADVENTRX against breaches of representations and warranties;
(ii) up to 1,938,773 shares of ADVENTRX’s common stock at the at the effective time of the merger (the “Subject to Vesting Shares,” and together with the 862,078 Fully Vested Shares issued to the former stockholders of SynthRx and the escrow agent, the “Closing Shares”), which Subject to Vesting Shares are subject to various repurchase rights by ADVENTRX and fully vest, subject to reduction upon certain events, upon achievement of the First Milestone (defined below);
(iii) up to 1,000,000 shares of ADVENTRX’s common stock (the “First Milestone Shares”), issued upon achievement of the First Milestone (the “First Milestone Payment”); provided, however, that in the event the First Milestone is achieved prior to the first anniversary of the closing of the merger, 20% of the First Milestone Payment shall be deposited into escrow (the “First Milestone Escrow Amount,” and together with the Closing Escrow Amount, the “Escrow Amount”). The “First Milestone” means the dosing of the first patient in a phase 3 clinical study carried out pursuant to a protocol that is mutually agreed to by SynthRx and ADVENTRX; provided, however, that the number of evaluable patients planned to target statistical significance with a p value of 0.01 in the primary endpoint shall not exceed 250 (unless otherwise mutually agreed) (the “First Protocol”). In the event that the FDA indicates that a single phase 3 clinical study will not be adequate to support approval of a new drug application covering the use of ANX-188 for the treatment of sickle cell crisis in children (the “ANX-188 NDA”), “First Milestone” shall mean the dosing of the first patient in a phase 3 clinical study carried out pursuant to a protocol that (a) is mutually agreed to by SynthRx and ADVENTRX as such and (b) describes a phase 3 clinical study that the FDA has indicated may be sufficient, with the phase 3 clinical study described in the First Protocol, to support approval of the ANX-188 NDA.
(iv) 3,839,400 shares of ADVENTRX’s common stock (the “Second Milestone Shares”), issued upon achievement of the Second Milestone (the “Second Milestone Payment”). The “Second Milestone” shall mean the acceptance for review of the ANX-188 NDA by the FDA; and
(v) 8,638,650 shares of ADVENTRX’s common stock (the “Third Milestone Shares,” and together with the First Milestone Shares and the Second Milestone Shares, the “Milestone Shares”), issued upon achievement of the Third Milestone (the “Third Milestone Payment,” and together with the First Milestone Payment and the Second Milestone Payment, the “Milestone Payments”). The “Third Milestone” shall mean the approval by the FDA of the ANX-188 NDA.

Notwithstanding the foregoing, in the event that the issuance of the Milestone Shares (x) violates federal or state securities laws or the listing standards of any national securities exchange to which ADVENTRX is subject at the time of such issuance, or (y) ADVENTRX is unable to obtain the affirmative vote of the holders of a majority of its common stock approving the issuance of the Milestone Shares on or before December 31, 2011, ADVENTRX is required to make the applicable Milestone Payments, or portion thereof, in cash based on the product of (x) the number of shares of ADVENTRX’s common stock issuable upon achievement of an applicable milestone and (y) the daily volume weighted average of actual closing prices measured in hundredths of cents of ADVENTRX’s common stock on the NYSE Amex, or such other national securities exchange on which its common stock is then listed, for the ten consecutive trading days immediately prior to the applicable Milestone Payment. Any Milestone Payment made in cash will be payable in quarterly installments. If the First Milestone Payment must be made in cash, such amount will be payable at a rate of $1,000,000 per calendar quarter and, if the Second Milestone Payment or the Third Milestone Payment must be made in cash, such amounts will be payable at a rate of 35% of net sales for the applicable calendar quarter of intravenous injection products in which a purified form of poloxamer 188 is an active ingredient. In connection with its 2011 Annual Meeting of Stockholders, which is scheduled for June 15, 2011 (“the 2011 Annual Meeting”), ADVENTRX filed a definitive proxy statement that includes a proposal requesting that stockholders approve the issuance of the Milestone Shares in satisfaction of the Milestone Payments.
The Subject to Vesting Shares and Milestone Payments constitute contingent consideration. In order to determine the appropriate classification of the contingent consideration as a liability or equity, ADVENTRX reviewed ASC 480 “Distinguishing Liabilities from Equity and ASC 815-40 “Derivatives and Hedging — Contracts in Entity’s Own Equity”. ASC 480 requires that contingent consideration that is required to be settled in cash be classified as a liability. Contingent consideration that can be settled in shares may be classified as a liability or equity. ASC 815-40 requires that any contingent consideration arrangements including potential net cash settlements or variable provisions be classified as a liability. Classification as a liability requires fair value measurement initially and subsequently at each reporting date. Changes in the fair value of contingent consideration are recognized in earnings until the contingent consideration arrangement is settled. Classification as equity requires fair value measurement initially and there are no subsequent re-measurements. Settlement of the equity-classified contingent consideration is accounted for within equity.
The Subject to Vesting Shares were issued on April 8, 2011. Accordingly, the fair value of the contingent consideration related to the Subject to Vesting shares has been classified as equity. However, the Subject to Vesting shares are subject to various repurchase rights by ADVENTRX. The fair value related to the number of such shares that may be repurchased has been accounted for as a contingent asset. The fair value of the contingent asset will be remeasured at each reporting date until the arrangement is settled.
ADVENTRX is requesting stockholder approval for the issuance of the Milestone Shares for the Milestone Payments at the 2011 Annual Meeting. Until stockholder approval is obtained, ADVENTRX has classified the contingent consideration for the Milestone Payments as a liability. If stockholder approval is obtained, the fair values of the contingent consideration on the Second and Third Milestone will be reclassified to equity as there will no longer be any net cash settlement or variable provisions. The amount of the contingent consideration for the First Milestone will remain classified as a liability as there is a variable component related to the timing of and the number of patients enrolled in the phase 3 clinical study of ANX-188 and the number of shares ultimately to be issued. The fair value of the contingent consideration for the First Milestone will be remeasured at each reporting date until the arrangement is settled.
Based on the fair value of the shares issued to the former stockholders of SynthRx upon consummation of the merger and issuable to them in the future as the Milestone Payments (which is based upon the number of shares to be issued at the time of achievement of each milestone, the probability that such milestone will be achieved, the estimated date of achievement for each milestone and the estimated market price of a share of common stock of ADVENTRX on the estimated date of achievement of such milestone), the preliminary aggregate purchase price was approximately $6.7 million.
The pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation by ADVENTRX management of the SynthRx purchase price to identifiable tangible and intangible assets and liabilities acquired and the excess purchase price to goodwill. The preliminary purchase price allocation is based upon an estimated total purchase price of approximately $6.7 million.
The preliminary estimated total purchase price of the acquisition is as follows:

		Probability
	Shares Issued /	Weighted
Milestone	To Be Issued	Fair Value

Initial consideration (fully vested)	862,078	$2,017,263
Initial consideration that vests upon achievement of First Milestone	1,938,773	2,103,375
First Milestone — phase 3 clinical study first dosing	1,000,000	1,084,900
Second Milestone — NDA acceptance	3,839,400	733,403
Third Milestone — FDA approval	8,638,650	730,801

Total	16,278,901	$6,669,742

Under the acquisition method of accounting, the total estimated purchase price is allocated to SynthRx’s tangible and intangible assets and liabilities based on their estimated fair values at the date of the completion of the acquisition (April 8, 2011). The following table summarizes the preliminary allocation of the purchase price for SynthRx:

Assets acquired	$18,513
Liabilities assumed	(301,566)
Acquired intangibles:
In-process research and development	6,340,000
Goodwill	612,795

Total preliminary estimated purchase price	$6,669,742

3. Pro Forma Condensed Financial Statements
The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of ADVENTRX and SynthRx, after giving effect to the SynthRx acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on ADVENTRX on a pro forma basis.
The unaudited pro forma condensed combined balance sheet reflects the acquisition of SynthRx as if it has been consummated on December 31, 2010 and includes pro forma adjustments for preliminary valuations by ADVENTRX management of certain tangible and intangible assets as of the acquisition date of April 8, 2011. These adjustments are subject to further revision upon finalization of the fair value determinations.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 combines ADVENTRX’s historical results for the year ended December 31, 2010 with SynthRx historical results for the year ended December 31, 2010. The unaudited pro forma statement of operations gives effect to the acquisition as if it had taken place on January 1, 2010.
The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.
4. Pro Forma Adjustments
Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to SynthRx’s net tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. The only intangible asset identified was in-process research and development valued at $6.3 million. Under the guidance of ASC 805, the fair value of in-process research and development is capitalized on the balance sheet until the project is either abandoned and written off or successfully commercialized, at which time the Company begins amortizing the fair value over the estimated useful life.
There were no significant intercompany balances and transactions between ADVENTRX and SynthRx at the dates and for the period of these pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the SynthRx acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma condensed combined financial statements. During the measurement period, any such adjustments to provisional amounts would increase or decrease goodwill. Adjustments that occur after the end of the measurement period will be recognized in the post-combination current period operations.
The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
a. To record goodwill related to the SynthRx acquisition. A value of $0.6 million, representing the difference between the total purchase price and the aggregate fair values assigned to the tangible and intangible assets acquired, less liabilities assumed, was assigned to goodwill. ADVENTRX acquired SynthRx to expand its product pipeline, enter into new therapeutic areas and address unmet market needs. These are among the factors that contributed to a purchase price for the SynthRx acquisition that resulted in the recognition of goodwill.
b. To record the preliminary fair value of SynthRx’s in-process research and development for the novel, rheologic and antithrombotic compound that ADVENTRX is developing as “ANX-188.”
c. To record the fair value of a contingent asset for the number of shares that may be repurchased pursuant to ADVENTRX’s repurchase rights related to the Subject to Vesting Shares.
d. To eliminate SynthRx’s recorded liabilities as of December 31, 2010 because ADVENTRX did not assume those liabilities.
e. To record liabilities for acquisition-related legal and accounting fees incurred by SynthRx which ADVENTRX is obligated to pay.

f. To record the fair value of contingent consideration for the First, Second and Third Milestone in the SynthRx acquisition. The fair value for the Second Milestone and Third Milestone will be reclassified to equity if stockholder approval for the issuance of the Milestone Shares for the Milestone Payments is obtained on or prior to December 31, 2011.
g. To eliminate SynthRx’s historical stockholders’ equity accounts and to record the fair value of ADVENTRX common stock and related contingent consideration exchanged as initial consideration in the SynthRx acquisition.
h. To eliminate SynthRx’s historical accumulated deficit.
i. To reduce general and administrative expenses for transaction costs incurred in connection with the SynthRx acquisition.
j. To eliminate interest expense related to liabilities that ADVENTRX did not assume.
5. Pro Forma Net Loss per Share
Shares used to calculate unaudited pro forma combined basic and diluted net loss per share are based on the sum of the following:
a. The number of ADVENTRX weighted-average shares used in computing historical net loss per share, basic and diluted; and
b. The number of ADVENTRX common shares issued to the former stockholders of SynthRx on April 8, 2011, as initial consideration for the acquisition.
6. Transaction Costs
For the year ended December 31, 2010, transaction costs incurred related to the acquisition of SynthRx totaled $275,130, all of which was incurred by ADVENTRX. These costs have been recorded as a pro forma adjustment to reduce general and administrative expenses in the statement of operations for the year ended December 31, 2010. The combined company expects to incur approximately $1.6 million in direct transaction costs in connection with the acquisition. The $1.3 million remaining will be incurred and expensed in the first and second quarters of 2011.
The combined company may incur charges to operations that ADVENTRX cannot reasonably estimate, in the quarter in which the acquisition is completed or the following quarters, to reflect costs associated with integrating the two businesses. In addition, the combined company may incur additional charges relating to the transaction in subsequent periods, which could have a material impact on the combined company’s financial position or results of operations.